 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 9, 2025, Katapult Holdings, Inc. (the “Company”) entered into the Limited Waiver and Amendment Agreement (the “Third Limited Waiver”) to our Loan and Security Agreement, dated as of May 14, 2019 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time prior to the date hereof, including pursuant to that certain Limited Waiver and Amendment Agreement dated May 14, 2025 (the “First Limited Waiver”) and that certain Limited Waiver and Amendment Agreement dated June 3, 2025 (the “Second Limited Waiver” and, together with the First Limited Waiver, the “Existing Limited Waivers”), by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company, Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto (the “Lenders” and, such agreement, the “Credit Agreement”) which, among other things, extended the Maturity Date (as defined in the Credit Agreement) and the Limited Waiver Termination Date (as defined in the Existing Limited Waivers), in each case, from June 9, 2025 to June 13, 2025.

This description of the Third Limited Waiver does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Third Limited Waiver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company continues to actively work with the Lenders on a comprehensive maturity extension amendment to the Credit Agreement that adjusts the covenants and advance rate to align with the Company’s business plan. The Company is working diligently to conclude those negotiations as soon as possible. The Company may not be able to complete such a comprehensive maturity extension amendment on favorable terms, or at all, and the Company’s inability to do so could have a material adverse effect on its business, financial condition, results of operations and prospects.

The information furnished in this Item 7.01 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, statements regarding our ability to complete the proposed comprehensive maturity extension amendment to Credit Agreement in a favorable manner or at all. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable us and our management, are inherently uncertain and are subject to various risks and uncertainties, including, without limitation those risks and uncertainties, including but not limited to, those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that we filed with the SEC on May 15, 2025 and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Limited Waiver and Amendment Agreement to Credit Agreement, dated as of June 9, 2025, by and among Katapult SPV-1 LLC, Katapult Group, Inc, Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 9, 2025	/s/ Orlando Zayas
Name: Orlando Zayas
Title: Chief Executive Officer